UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2018

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant if an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On January 9, 2018, Barracuda Networks, Inc. (“we,” “us,” “Barracuda” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of Barracuda shareholders scheduled to be held on February 7, 2018 (the “Special Meeting”). As previously disclosed, on November 26, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Project Deep Blue Holdings, LLC, a Delaware limited liability company (“Newco”), and Project Deep Blue Merger Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”). Newco and Merger Sub were formed by Thoma Bravo Fund VII, L.P., a fund affiliated with Thoma Bravo, LLC (“TB”).

Legal Proceedings Regarding the Merger

In connection with the Merger Agreement and the transactions contemplated thereby, four purported class action lawsuits have been filed. One complaint, captioned Robert Whiteley, On Behalf of Himself and all Others Similarly Situated v. Barracuda Networks, Inc., et al., Case No. 18cv321523 (filed January 8, 2018), was filed in the Superior Court of California, in and for the County of Santa Clara. Three complaints, captioned Stephen Bushansky, on Behalf of Himself and All Others Similarly Situated v. Barracuda Networks, Inc., et al., Case No. 3:18-cv-00191 (filed January 9, 2018), Susan Vana, On Behalf of Herself and All Others Similarly Situated v. Barracuda Networks, Inc., et al., Case No. 5:18-cv-00296 (filed January 12, 2018), and Robert Pollack, Individually and on Behalf of All Others Similarly Situated v. Barracuda Networks, Inc., Case No. 5:18-cv-00317 (filed January 15, 2018), were filed in the United States District Court for the Northern District of California.

In general, the complaints assert claims against the Company and its Board of Directors, with Project Deep Blue Holdings LLC, Project Deep Blue Merger Corporation, and Thoma Bravo LLC as additional defendants in Susan Vana v. Barracuda Networks. The complaints allege, among other things, that the Merger Consideration is inadequate and that the defendants failed to make adequate disclosures in the proxy statement. The complaints seek, among other things, to enjoin the Merger, rescission of the Merger should it be completed, and damages.

Regulatory Approvals Required for the Merger

On January 15, 2018, the applicable waiting period under the Austrian Federal Competition Authority (“FCA”) with respect to the merger contemplated by the Merger Agreement (the “Merger”) has expired or terminated. As of the date of this Current Report on Form 8-K, the applicable waiting period under the HSR Act, has expired or been terminated; and the approvals or clearances of the Merger by the relevant antitrust authorities in Germany have been granted. No additional clearances or approvals under any antitrust laws are required in connection with the transactions contemplated by the Merger Agreement.

Supplemental Disclosures

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all capitalized terms used below shall have the meanings set forth in the Definitive Proxy Statement.

The following supplemental disclosure is added after the second sentence of the third paragraph on page 29 of the Definitive Proxy Statement concerning the “Background to the Merger.”

Such conversations did not include any discussions regarding any potential sale of the Company nor any process to do so.

The following supplemental disclosure is added after the last sentence of the penultimate paragraph on page 29 of the Definitive Proxy Statement concerning the “Background to the Merger.”

Barracuda entered into 16 confidentiality agreements with potential bidders, of which 15 contained standstill provisions. In each instance, the standstill provisions either terminated prior to the announcement of the Merger Agreement or terminated pursuant to their terms as a result of the announcement of the Merger Agreement.

The following supplemental disclosure is added as a new paragraph after the second full paragraph on page 32 of the Definitive Proxy Statement concerning the “Background to the Merger.”

The July 11, 2017 letter included the statement that “For the avoidance of doubt, Barracuda will become a new platform investment for Thoma Bravo and we are very excited about the opportunity to partner with Barracuda’s existing management team, backing its business plan, and to continue to build the business organically, while also pursuing an inorganic consolidation strategy in markets in which we are deeply familiar.” While our Board of Directors and management assumed that Thoma Bravo may seek to retain some or all of the Company’s management team post-closing, our Board of Directors and executive officers did not engage in employment discussions with Thoma Bravo prior to the execution of the Merger Agreement.

The following supplemental disclosure amends and restates the last sentence of the first full paragraph on page 33 of the Definitive Proxy Statement concerning the “Background to the Merger.”

No conflicts were disclosed, and accordingly, the Board of Directors did not believe it was necessary to form a special committee comprised of independent directors to address any such conflicts. Further, because no conflicts were disclosed, no members of the Board of Directors recused themselves from board deliberations regarding a potential transaction with Thoma Bravo or a potential sale of the company generally. Nevertheless, due to uncertainties regarding Mr. Jenkin’s role at the Company if a transaction with Thoma Bravo were consummated, the Board of Directors decided to appoint Mr. Kispert as the Company’s principal negotiator with Thoma Bravo.

The following supplemental disclosure amends and restates the last sentence of the first paragraph under the subheading “Discounted Equity Value Analysis” on page 45 of the Definitive Proxy Statement concerning the “Fairness Opinion of Morgan Stanley & Co. LLC.”

Based upon the application of its professional judgment and experience, Morgan Stanley then applied a selected range of forward multiples to these estimates and then applied a discount rate of 10.1% to such earnings, which rate was selected based on the Company’s estimated cost of equity and derived by application of the capital asset pricing model.

The following supplemental disclosure amends and restates the second paragraph under the subheading “Discounted Cash Flow Analysis” on page 46 of the Definitive Proxy Statement concerning the “Fairness Opinion of Morgan Stanley & Co. LLC.”

Morgan Stanley used estimates from the Management Projections and extrapolations for fiscal years 2022 through 2027 from the Management Projections based on discussions with and guidance from management for purposes of its discounted cash flow analysis, as more fully described below. In performing its discounted cash flow analysis, Morgan Stanley first calculated the Company’s estimated unlevered free cash flow, which it defined as EBITDA, less (i) stock-based compensation expense, less (ii) cash taxes, plus (iii) changes in net working capital, less (iv) capital expenditures, for the second half of the fiscal year ending February 28, 2018 and for each of the fiscal years 2019 through 2021 based on the Management Projections and for each of the fiscal years 2022 through 2027 based on extrapolations from the Management Projections based on discussions with and guidance from management (described further in this proxy statement under the section entitled “The Merger—Management Projections—Unlevered Free Cash Flow”). Based on perpetual growth rates ranging from 2.0% to 4.0%, selected by Morgan Stanley based upon the application of its professional judgment and experience, Morgan Stanley then calculated terminal values using the Company’s estimated unlevered free cash flow in fiscal year 2027. The Company’s estimated free cash flows for the second half of fiscal year 2018 through fiscal year 2027 and the terminal values were then discounted to present values as of August 31, 2017 using a range of discount rates of 9.1% to 11.1%, which discount rate range was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a range based on an estimate of the Company’s weighted average cost of capital (WACC).

The following supplemental disclosure amends and restates the list following the paragraph under the subheading “Precedent Multiples Analysis” on page 46 of the Definitive Proxy Statement concerning the “Fairness Opinion of Morgan Stanley & Co. LLC.”

Selected Precedent Sponsor Transactions (Target / Acquiror)

Transaction	Transaction Value	LTM AV/EBITDA	NTM AV/EBITDA
Advanced Computer Software Group Limited / Vista Equity Partners	$1.2B	16.1x	15.0x
AVG Technologies N.V. / AVAST Software s.r.o.	$1.4B	9.9x	8.4x
Blackboard Inc. / Providence Equity Partners	$1.8B	15.8x	11.9x
Blue Coat Systems Inc. / Symantec Corporation	$4.7B	20.9x	N.A.
BMC Software, Inc. / Bain Capital Private Equity	$5.8B	7.7x	7.1x
Compuware Corporation / Thoma Bravo, LLC	$2.2B	14.7x	10.3x
Epicor Software Corporation / Apax Partners LLP	$0.9B	13.0x	9.8x
Exact Holding NV / Apax Partners LLP	$0.9B	15.0x	14.4x
Gigamon Inc. / Elliott Management Corporation	$1.3B	23.6x	14.9x
Informatica Corporation / Permira Funds	$5.0B	25.4x	18.4x
Infoblox Inc./ Vista Equity Partners	$1.6B	27.4x	19.5x
Riverbed Technology Inc. / Thoma Bravo, LLC	$3.6B	9.6x	9.1x
SkillSoft PLC / Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners LLC	$1.0B	8.8x	8.9x
SolarWinds, Inc. / Silver Lake Partners and Thoma Bravo, LLC	$4.3B	20.5x	16.5x
SonicWALL Inc. / Thoma Bravo, LLC	$0.5B	12.4x	10.6x
TIBCO Software Inc. / Vista Equity Partners	$4.2B	17.6x	19.5x
Websense, Inc. / Vista Equity Partners	$1.0B	12.9x	15.6x

Selected Precedent Software & Security Transactions (Target / Acquiror)

Transaction	Transaction Value	LTM AV/EBITDA	NTM AV/EBITDA
Acme Packet Inc. / Oracle Corporation	$1.7B	26.7x	23.6x
Advanced Computer Software Group Limited / Vista Equity Partners	$1.2B	16.1x	15.0x
Advent Software, Inc. / SS&C Technologies Holdings, Inc.	$2.7B	19.4x	17.3x
Art Technology Group, Inc. / Oracle Corporation	$0.9B	22.8x	17.9x
Attachmate Corporation / Micro Focus International plc	$2.4B	7.5x	8.2x
AVG Technologies N.V. / AVAST Software s.r.o.	$1.4B	9.9x	8.4x
Blackboard Inc. / Providence Equity Partners	$1.8B	15.8x	11.9x
Blue Coat Systems Inc. / Symantec Corporation	$4.7B	20.9x	N.A.
BMC Software, Inc. / Bain Capital Private Equity	$5.8B	7.7x	7.1x
Compuware Corporation / Thoma Bravo, LLC	$2.2B	14.7x	10.3x
Constant Contact Inc. / Endurance International Group Holdings, Inc.	$0.9B	20.3x	10.7x
Convio, Inc. / Blackbaud Inc.	$0.3B	28.3x	23.6x
Epicor Software Corporation / Apax Partners LLP	$0.9B	13.0x	9.8x
Exact Holding NV / Apax Partners LLP	$0.9B	15.0x	14.4x
Fleetmatics Group PLC / Verizon Communications Inc.	$2.4B	22.8x	18.4x
Informatica Corporation / Permira Funds	$5.0B	25.4x	18.4x
Infoblox Inc./ Vista Equity Partners	$1.6B	27.4x	19.5x
JDA Software Group, Inc. / RedPrarie Corp.	$1.9B	11.0x	10.9x
Lawson Software Inc. / Infor Global Solutions and Golden Gate Capital	$1.9B	12.9x	10.5x
LifeLock, Inc. / Symantec Corporation	$2.4B	31.1x	24.2x
LogMeIn, Inc. / Citrix Systems, Inc.	$2.1B	26.7x	22.0x
McAfee, Inc. / Intel Corporation	$6.9B	11.9x	11.3x
Novell, Inc. / Attachmate Corporation	$1.2B	8.1x	8.7x
Quest Software, Inc. / Dell Inc.	$2.4B	13.3x	10.3x
Riverbed Technology Inc. / Thoma Bravo, LLC	$3.6B	9.6x	9.1x
SkillSoft PLC / Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners LLC	$1.0B	8.8x	8.9x
SolarWinds, Inc. / Silver Lake Partners and Thoma Bravo, LLC	$4.3B	20.5x	16.5x
SonicWALL Inc. / Thoma Bravo, LLC	$0.5B	12.4x	10.6x
Sybase Inc. / SAP Corporation	$5.8B	14.5x	12.9x
Taleo Corporation / Oracle Corporation	$1.9B	31.0x	26.8x
TIBCO Software Inc. / Vista Equity Partners	$4.2B	17.6x	19.5x
Websense, Inc. / Vista Equity Partners	$1.0B	12.9x	15.6x

The following supplemental disclosure is added below the table under the subheading “Sonian Projections” on page 53 of the Definitive Proxy Statement concerning the “Management Projections.”

Unlevered Free Cash Flow

($MM)

Using the information set forth in the foregoing Company Projections and Sonian Projections, unlevered free cash flow was calculated for the second half of the fiscal year ending February 28, 2018 and for each of the fiscal years 2019 through 2021, and was further extrapolated for each of the fiscal years 2022 through 2027.

	Projections					Extrapolations
	H2 of FY’2018 (1)	FY’2019	FY’2020	FY’2021	FY’2022	FY’2023	FY’2025	FY’2025	FY’2026	FY’2027
Total Revenue(2)	$197	$439	$492	$553	$623	$689	$750	$804	$846	$876
Unlevered Free Cash Flow (3)	$19	$39	$45	$54	$67	$77	$88	$99	$109	$117

(1)	Consists of Company Q3 and Q4 of FY’2018 and Sonian Q4 FY’2018.

(2)	Total revenue for the Company and Sonian on a combined basis.

(3)	Unlevered free cash flow was calculated as EBITDA, less (i) stock-based compensation expense, less (ii) cash taxes, plus (iii) changes in net working capital, less (iv) capital expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barracuda Networks, Inc.

By:	/s/ Diane C. Honda
Diane C. Honda Senior Vice President, General Counsel & Secretary

Date: January 26, 2018